Exhibit 99.1

Cape Fear Bank Corporation Announces Settlement of Proxy Contest

WILMINGTON, N.C., August 18, 2008 (BUSINESS WIRE) — Cape Fear Bank Corporation (NASDAQ: CAPE) is pleased to announce it has reached an agreement with a group led by investor Maurice J. Koury. The company strongly believes that the settlement will result in an enhanced board of directors and a stable, focused effort to deliver maximum value to shareholders.

In connection with the settlement agreement, the current board and Mr. Koury’s group have agreed to reconstitute the board of directors immediately with the following individuals: Walter Lee Crouch Jr., Becky Parker O’Daniell, Craig S. Relan, Walter O. Winter, David Lucht, James S. Mahan III, Mort Neblett and Scott C. Sullivan.

The annual meeting of the shareholders scheduled for August 19 will be postponed, with a new meeting to be scheduled in the coming weeks. At the annual meeting, the board intends to nominate each of the individuals identified above as well as a ninth, independent director agreed upon by both parties.

“We believe this settlement is the best outcome for shareholders of Cape Fear Bank Corporation. This resolution will allow us to put the proxy contest behind us and focus on our customers, employees and community. I look forward to working together with this new board of directors in a focused manner to allow Cape Fear to reach its full potential,” said Mr. Crouch, the company’s Vice Chairman.

Mr. Crouch added, “While the rhetoric of a proxy contest can get heated, I am now convinced that all parties involved want what is in the best interests of Cape Fear and its shareholders. I ask all parties involved, including the shareholders, to put aside any preconceived notions or bruised feelings they may have and instead focus on the positive potential of this company.”

Mr. Koury stated, “Our campaign for change at Cape Fear always has been about protecting and enhancing shareholder value, and never about control or any particular investor’s interests. This agreement provides a critical boost to the board’s strength and experience and gives all shareholders a clear assurance that their interests will drive the decisions of the board of directors.”

Mr. Koury went on to say, “On my own behalf and on behalf of Messrs. Lucht, Mahan, Neblett, Sullivan, Cochrane and Isser, we appreciate all of the support and kind words the shareholders of Cape Fear offered to us during this process.”

Mr. Mahan added, “Scott, David, Mort and I are excited to work with Lee, Becky, Craig and Walter on behalf of all of the shareholders of Cape Fear.”

About the Company

Cape Fear Bank (the “Bank”), formerly known as Bank of Wilmington, was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

Forward-Looking Statements

This press release contains statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of the Company’s customers; (b) customer acceptance of services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in the Company’s ability to compete effectively against larger financial institutions in its banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect the Company’s business; (e) the Company’s ability to manage growth and to underwrite increasing volumes of loans; (f) the impact on profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (h) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on the Company’s customers and the coastal communities in which it conducts business; (i) changes in general economic or business conditions and the real estate market in the Company’s banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in the Company’s business that it does not expect. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

Important Additional Information

Further details about this agreement will be included in a subsequent disclosure filing with the Securities and Exchange Commission.

The Company will be filing a proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2008 Annual Meeting once a postponed annual meeting date is established. Shareholders are strongly advised to read the Company’s 2008 proxy statement when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the Company’s 2008 proxy statement and other documents filed by the Company with the SEC in connection with the 2008 Annual Meeting at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.capefearbank.com. The Company, its directors and its executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with the Company’s 2008 Annual Meeting. Information concerning the Company’s directors and officers is available in its Form 10-K/A for the fiscal year ended December 31, 2007, filed with the SEC on April 29, 2008.

CONTACT: Contact: Shelley Southerland, Vice President and Corporate Secretary, +1-910-509-3901, ssoutherland@capefearbank.com.